UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6651 Gate Parkway, 4th Floor, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2026, Duos Technologies Group, Inc. (the “Company”) entered into a Stock Transfer Agreement, effective as of June 30, 2026 (the “Stock Transfer Agreement”), with Sandbank Acosta, LLC, a Florida limited liability company (the “Purchaser”), providing for the transfer to the Purchaser of all of the issued and outstanding shares of capital stock of the Company’s wholly-owned subsidiary, Duos Technologies, Inc. (“DTI”), the Company’s legacy rail technology business, historically reported as the Company’s Technologies segment (the “Divestiture”).

Under the Stock Transfer Agreement: (i) prior to the closing, the Company contributed all outstanding intercompany balances between the Company and DTI to DTI as a capital contribution; (ii) the Company funded cash into DTI’s accounts in an amount equal to a negotiated target cash amount of $3,500,000; and (iii) at the closing, DTI executed and delivered to the Company a promissory note in the principal amount of $5,435,403 (the “Note”), bearing simple interest at 5% per annum and payable in full on August 5, 2031, with no penalty for prepayment. The Note is subject to a right of setoff for certain out-of-pocket costs incurred by DTI to complete the installation and commissioning of rail inspection portals under specified customer contracts, to the extent such costs exceed related customer payments received during a defined lookback period. The principal amount of the Note was calculated to equal the net asset value of DTI after the $3,500,000 contribution. The Stock Transfer Agreement contains customary representations, warranties, covenants and indemnification provisions.

In connection with the closing, the Company and the Purchaser also entered into (i) a Transition Services Agreement, under which the Company will provide DTI with human resources, payroll and benefits administration, and accounting coordination support through December 31, 2026 on a cost-reimbursement basis plus a 5% handling fee, and (ii) an Employee Leasing Agreement, under which the Company will remain the employer of record for certain leased employees providing services to DTI through December 31, 2026, with all allocated employment costs reimbursed by the Purchaser.

The foregoing descriptions of the Stock Transfer Agreement, the Note, the Transition Services Agreement and the Employee Leasing Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 5, 2026, the Company completed the Divestiture, and DTI ceased to be a subsidiary of the Company. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Purchaser is owned 50% by Adrian Goldfarb, the Company’s Interim Chief Financial Officer and the Managing Member of the Purchaser, and 50% by Javier G. Acosta, a private investor. Accordingly, the Divestiture is a related party transaction. The Divestiture was reviewed and approved by the Company’s Board of Directors. In connection with the closing, the officers and directors of DTI affiliated with the Company resigned from their positions with DTI, except that Mr. Goldfarb resigned as President of DTI but remains as Chairman.

The Divestiture represents the Company’s complete exit from the rail technology industry and the finalization of the strategic shift in the Company’s operations toward its data center infrastructure businesses, including edge data centers and colocation services and technology solutions for data center and digital infrastructure projects. The results of DTI will be reported as discontinued operations in the Company’s consolidated financial statements for all periods presented, beginning with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 7.01 Regulation FD Disclosure.

On August 6, 2026, the Company issued a press release announcing the completion of the Divestiture. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Stock Transfer Agreement, entered into on August 5, 2026 and effective as of June 30, 2026, between Duos Technologies Group, Inc. and Sandbank Acosta, LLC*
10.1	Form of Seller Promissory Note, dated August 5, 2026, made by Duos Technologies, Inc. in favor of Duos Technologies Group, Inc. (incorporated herein by reference to Exhibit A to the Stock Transfer Agreement)
10.2	Transition Services Agreement, dated as of August 5, 2026, between Duos Technologies Group, Inc. and Sandbank Acosta, LLC*
10.3	Employee Leasing Agreement, dated as of August 5, 2026, between Duos Technologies Group, Inc. and Sandbank Acosta, LLC*
99.1	Press Release dated August 6, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: August 11, 2026	By:	/s/ Frank D. Recker
Frank D. Recker Chief Executive Officer